INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Six Rivers National Bank
Eureka, California

We have audited the accompanying balance sheets of Six Rivers National Bank as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Six Rivers National Bank at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


By:  /s/DELOITTE & TOUCHE, LLP
     -------------------------
     Deloitte & Touche, LLP

Sacramento, California
February 4, 2000

SIX RIVERS NATIONAL BANK

BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                     1999             1998
ASSETS                                                          -------------    -------------
  Cash and due from banks                                       $   9,842,262    $   8,357,082
  Federal funds sold and repurchase agreements                                       9,330,000
                                                                -------------    -------------
           Total cash and cash equivalents                          9,842,262       17,687,082

Interest bearing deposits in other financial institutions           7,842,665        6,195,724
Held to maturity securities, at amortized cost (fair value of
  $1,381,800 and $1,499,850, respectively)                          1,470,000        1,485,000
Available for sale securities, at fair value                       63,494,798       59,791,846
Loans held for sale                                                   871,385       17,125,392

Loans receivable                                                  111,935,937       89,902,869
Less:  Allowance for loan losses                                    2,346,179        2,801,779
           Deferred loan fees                                          35,136           75,318
                                                                -------------    -------------
           Net loans receivable                                   109,554,622       87,025,772

Accrued interest receivable                                         1,351,337        1,288,493
Premises and equipment, net                                         4,437,441        4,518,958
Other real estate owned                                               619,366          353,971
FHLB, Federal Reserve Bank and other securities                     1,387,135        1,014,776
Goodwill and core deposit intangibles, net                          4,422,311        4,670,291
Other assets                                                        2,969,844        2,078,541
                                                                -------------    -------------
TOTAL ASSETS                                                    $ 208,263,166    $ 203,235,846
                                                                =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Noninterest-bearing                                         $  31,570,247    $  25,260,108
    Interest-bearing                                              122,456,614      134,384,521
    Time, $100,000 and over                                        23,408,787       23,287,418
                                                                -------------    -------------
           Total deposits                                         177,435,648      182,932,047

Other borrowed funds                                                6,165,124          677,204
Federal funds purchased                                             4,400,000
Accrued interest payable                                              505,635          532,055
Other liabilities                                                   1,161,197          574,552
                                                                -------------    -------------
           Total liabilities                                      189,667,604      184,715,858
                                                                -------------    -------------
STOCKHOLDERS' EQUITY:
  Common stock, $5.00 par value, authorized 10,000,000
    shares; outstanding, 1,476,128 and 1,461,642 at
    December 31, 1999 and 1998                                      7,380,640        7,308,210
  Additional paid-in capital                                       12,141,117       12,062,715
  Retained earnings (deficit)                                         399,175         (816,383)
  Accumulated other comprehensive loss, net of tax                 (1,325,370)         (34,554)
                                                                -------------    -------------
           Total stockholders' equity                              18,595,562       18,519,988
                                                                -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 208,263,166    $ 203,235,846
                                                                =============    =============
See notes to financial statements.

SIX RIVERS NATIONAL BANK

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                              1999            1998            1997
                                                          ------------    ------------    ------------
INTEREST INCOME:
  Loans and loan fees                                     $  9,840,730    $ 10,013,378    $  8,358,889
  Securities:
    U.S. Treasury securities and government agencies         3,096,646       3,281,683         753,625
    Other                                                    1,536,728         646,889         469,126
  Federal funds sold and repurchase agreements                 160,060         972,948         482,035
                                                          ------------    ------------    ------------
           Total interest income                            14,634,164      14,914,898      10,063,675
                                                          ------------    ------------    ------------
INTEREST EXPENSE:
  Deposits                                                   5,418,140       5,991,474       3,922,009
  Other borrowings                                             377,759          75,889          70,386
                                                          ------------    ------------    ------------
           Total interest expense                            5,795,899       6,067,363       3,992,395
                                                          ------------    ------------    ------------
NET INTEREST INCOME                                          8,838,265       8,847,535       6,071,280

PROVISION FOR LOAN LOSSES                                      220,000       3,904,111       2,240,708
                                                          ------------    ------------    ------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                            8,618,265       4,943,424       3,830,572

NONINTEREST INCOME:
  Customer service fees                                      1,171,834       1,185,022         645,571
  Gain on sale of loans                                         12,313          36,512         333,273
  Other income                                                 446,699         373,180         246,146
                                                          ------------    ------------    ------------
           Total noninterest income                          1,630,846       1,594,714       1,224,990
                                                          ------------    ------------    ------------
NONINTEREST EXPENSE:
  Salaries and employee benefits                             3,687,521       3,512,152       2,387,694
  Occupancy                                                  1,225,707       1,196,676         890,271
  Professional fees                                            848,027         966,460         253,941
  Advertising                                                  163,222         142,132         166,700
  Supplies                                                     180,228         289,575         150,143
  ATM expense                                                  197,520         234,180         138,707
  FDIC assessment                                              189,959          58,082          25,349
  Amortization of goodwill and core deposit intangibles        247,980         247,980          37,188
  Other real estate owned                                                       30,000
  Other                                                      1,435,151       1,737,049         862,031
                                                          ------------    ------------    ------------
           Total noninterest expense                         8,175,315       8,414,286       4,912,024
                                                          ------------    ------------    ------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES              2,073,795      (1,876,148)        143,538

(PROVISION) BENEFIT FOR INCOME TAXES                          (858,238)        751,431         (25,526)
                                                          ------------    ------------    ------------
NET INCOME (LOSS)                                         $  1,215,558    $ (1,124,717)   $    118,012
                                                          ============    ============    ============
EARNINGS (LOSS) PER SHARE:
  Basic                                                   $       0.83    $      (0.77)   $       0.17
                                                          ============    ============    ============
  Diluted                                                 $       0.82    $      (0.77)   $       0.16
                                                          ============    ============    ============

See notes to financial statements.

SIX RIVERS NATIONAL BANK

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                                          Accumulated
                                              Common Stock         Additional Comprehensive   Retained       Other
                                         -----------------------    Paid-in       Income      Earnings   Comprehensive
                                           Shares       Amount      Capital       (Loss)      (Deficit)  Income (Loss)     Total
                                         ----------   ----------  -----------  -----------   ----------  ------------   -----------
BALANCE, January 1, 1997                    564,840   $2,824,200  $ 2,879,436                $  190,332  $  (139,976)   $ 5,753,982

Comprehensive income:
  Net income                                                                   $   118,012      118,012                     118,012
  Other comprehensive income, net of
    taxes of $(21,032):
    Unrealized gain on available-for-
      sale securities net of
      reclassification adjustment of $0                                            109,898                   109,898        109,898
                                                                               -----------
           Total comprehensive income                                          $   227,910
                                                                               ===========
Capital contribution                                                  399,942                                               399,942
Common stock options exercised                3,102       15,510       12,545                                                28,055
Common stock issuance, net of offering
  expenses                                  862,500    4,312,500    8,513,338                                            12,825,838
                                         ----------   ----------  -----------                ----------  -----------    -----------
BALANCE, December 31, 1997                1,430,442    7,152,210   11,805,261                   308,334      (30,078)    19,235,727

Comprehensive loss:
  Net loss                                                                     $(1,124,717)  (1,124,717)                 (1,124,717)
  Other comprehensive income, net of
    taxes of $(24,989):
    Unrealized loss on available-for-
      sale securities net of
      reclassification adjustment of $0                                             (4,476)                   (4,476)        (4,476)
                                                                               -----------
           Total comprehensive loss                                            $(1,129,193)
                                                                               ===========
Tax benefit derived from the exercise
  of stock options                                                     96,917                                                96,917
Common stock options exercised               31,200      156,000      160,537                                               316,537
                                         ----------   ----------  -----------                ----------  -----------    -----------
BALANCE, December 31, 1998                1,461,642    7,308,210   12,062,715                  (816,383)     (34,554)    18,519,988

Comprehensive income (loss):
  Net income                                                                   $ 1,215,558    1,215,558                   1,215,558
  Other comprehensive income net of
    taxes of $(939,214):
    Unrealized loss on available-for-
      sale securities net of
      reclassification adjustment of $10,992                                    (1,290,816)               (1,290,816)    (1,290,816)
                                                                               -----------
           Total comprehensive loss                                            $   (75,258)
                                                                               ===========
Tax benefit derived from the exercise
  of stock options                                                      3,117                                                 3,117

Common stock options exercised               14,486       72,430       75,285                                               147,715
                                         ----------   ----------  -----------                ----------  -----------    -----------
BALANCE, December 31, 1999               $1,476,128   $7,380,640  $12,141,117                $  399,175  $(1,325,370)   $18,595,562
                                         ==========   ==========  ===========                ==========  ===========    ===========

See notes to financial statements.

SIX RIVERS NATIONAL BANK

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                  1999            1998             1997
                                                                              ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                           $  1,215,558    $ (1,124,717)   $    118,012
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation                                                                   540,557         538,954         454,068
    Amortization of goodwill and core deposit intangible                           247,980         247,980          37,188
    Amortization and accretion on securities                                        38,408         427,599          38,241
    Originations of loans held for sale                                         (7,269,347)    (23,521,483)    (16,078,572)
    Proceeds from sale of loans                                                  2,415,087       9,120,917      16,657,000
    Gain on sale of loans                                                          (12,313)        (36,512)       (333,273)
    Provision (benefit) for deferred taxes                                         804,971        (518,970)           (211)
    Gain on sale of premises and equipment                                                          (2,619)
    Provision for losses on other real estate owned                                                 30,000
    Provision for loan losses                                                      220,000       3,904,111       2,240,708
    Loss on sale of other real estate owned                                         15,123
    Gain on sale of available for sale securities                                  (10,992)
    Effect of changes in:
      Accrued interest receivable and other assets                                (815,661)     (1,039,334)       (799,691)
      Accrued interest payable and other liabilities                               560,225         420,293        (189,147)
                                                                              ------------    ------------    ------------
           Net cash (used in) provided by operating activities                  (2,050,404)    (11,553,781)      2,144,323

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of available-for-sale securities                                   (26,652,897)    (51,305,789)     (5,068,608)
  Proceeds from sale of available-for-sale securities                            1,429,157
  Proceeds from maturities, calls, or repayments of available-for-
    sale securities                                                             19,267,796       6,923,551       1,889,183
  Purchases of held to maturity securities                                                      (1,500,000)
  Proceeds from maturities of held to maturity securities                           15,000          15,000
  Purchase of FHLB Federal Reserve Bank and other securities                      (372,359)       (355,431)        (82,249)
  Proceeds from sale of other real estate owned                                    335,293                         147,139
  Net decrease in interest-bearing deposits in other financial institutions     (1,646,941)     (1,558,277)     (4,140,447)
  Net decrease in loans receivable                                              (2,249,661)     (8,996,899)    (14,723,489)
  Increase in goodwill and core deposit intangibles                                                             (4,955,459)
  Proceeds from sale of premises and equipment                                                       3,800
  Purchases of premises and equipment                                             (459,040)       (893,422)     (1,743,260)
                                                                              ------------    ------------    ------------
           Net cash used in investing activities                               (10,333,652)    (57,667,467)    (28,677,190)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (decrease) increase in deposits                                           (5,496,399)     10,198,570      80,747,256
  Net change in other borrowed funds                                             5,487,920        (441,697)       (251,827)
  Proceeds from common stock issuance, net of expenses                                                          12,825,838
  Common stock options exercised                                                   147,715         316,537          28,055
  Capital contribution                                                                                             399,942
  Net change in federal funds purchased                                          4,400,000
                                                                              ------------    ------------    ------------
           Net cash provided by financing activities                             4,539,236      10,073,410      93,749,264
                                                                              ------------    ------------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (7,844,820)    (59,147,838)     67,216,397

CASH AND CASH EQUIVALENTS, beginning of year                                    17,687,082      76,834,920       9,618,523
                                                                              ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                                        $  9,842,262    $ 17,687,082    $ 76,834,920
                                                                              ============    ============    ============
ADDITIONAL INFORMATION:
  Cash paid during the year for:
    Interest                                                                  $  5,822,319    $  5,959,993    $  3,785,725
                                                                              ============    ============    ============
    Income taxes                                                              $     33,313    $               $    392,833
                                                                              ============    ============    ============
  Noncash transactions:
    Transfer of loans held for sale to the loan portfolio                     $ 21,115,000    $               $
                                                                              ============    ============    ============
    Transfer of foreclosed loans from loans receivable
      to other real estate owned                                              $    615,811    $               $    270,694
                                                                              ============    ============    ============
    Tax benefit derived from the exercise of stock options                    $      3,117    $     96,917    $
                                                                              ============    ============    ============
See notes to financial statements.

SIX RIVERS NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


1.       SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Six Rivers National Bank (the Bank) is a nationally chartered bank which commenced banking operations on December 27, 1989. In November 1997, the Bank completed the acquisition of four additional branches, increasing operations to eight branches. The Bank operates these eight branches in Humboldt, Mendocino, Trinity and Del Norte Counties in Northern California. The Bank operates as one business segment providing business banking services to the Bank's clients in Northern California. The Bank's principal business consists of attracting deposits from the general public and using the funds to originate commercial, real estate and installment loans to customers, who are predominately small and middle market businesses and middle income individuals. The Bank's primary source of revenues is interest income from its loan and investment securities portfolios. The Bank is not dependent on any single customer for more than ten percent of the Bank's revenues.

GENERAL - The accounting and reporting policies of Six Rivers National Bank conform with generally accepted accounting principles and prevailing practices within the banking industry. The Bank follows the accrual method of accounting.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The more significant accounting and reporting policies are discussed below.

CASH AND CASH EQUIVALENTS - For purposes of the statements of cash flows, cash and cash equivalents have been defined as cash, demand deposits with correspondent banks, repurchase agreements and federal funds sold. Generally, repurchase agreements are sold for eight to fourteen day periods and federal funds are sold for one-day periods. Cash equivalents have remaining terms to maturity of three months or less from the date of acquisition.

INVESTMENTS - The Bank's policy with regard to investments is as follows:

         AVAILABLE FOR SALE SECURITIES are carried at fair value. Unrealized gains and losses resulting from changes in fair value are recorded, net of tax, as a separate component of stockholders' equity. Gains or losses on disposition are recorded in other operating income based on the net proceeds received and the carrying amount of the securities sold, using the specific identification method.

         HELD TO MATURITY SECURITIES are carried at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. The Bank's policy of carrying such investment securities at amortized cost is based upon its ability and management's intent to hold such securities to maturity.

At December 31, 1999 and 1998, the Bank did not have any securities considered to be held for trading.

LOANS RECEIVABLE - Loans are reported at the principal amount outstanding adjusted for any specific charge-offs. Interest on loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

The Bank considers a loan impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured of impairment based on the fair value of the collateral.

The accrual of interest on impaired loans is discontinued when reasonable doubt exists as to the full and timely collection of interest and principal, or when a loan becomes contractually past due by 90 days or more with respect to interest or principal (unless the loan is well secured and in the process of collection) and such loans are designated as nonaccrual loans. When a loan is placed on nonaccrual status, all accrued but unpaid interest revenue is reversed by a charge to earnings. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is determined by management to be probable. Interest accruals are resumed on such loans when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

ALLOWANCE FOR LOAN LOSSES - The Bank provides for possible loan losses by a charge to operating income based upon the composition of the loan portfolio, past loan loss experience, current economic conditions and other factors which, in management's judgment, deserve recognition in estimating loan losses. Management will charge off loans when it determines there has been a permanent impairment of the related carrying values. Management attributes general reserves to different types of loans using percentages which are based upon perceived risk associated with the portfolio and underlying collateral, historical loss experience, and vulnerability to changing economic conditions which may affect the collectibility of the loans. Specific reserves are allocated for impaired loans, for loans which have experienced a decline in internal loan grading, and when management believes additional loss exposure exists. Although the allowance for loan losses is allocated to various portfolio segments, it is available for the loan portfolio in its entirety. Management believes that the allowance for loan losses is adequate to absorbed losses inherent in existing loans and commitments to extend credit. While management uses available information to estimate the allowance for loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

DEFERRED LOAN FEES - Loan origination fees and related direct costs are deferred and amortized to income by a method approximating the level yield interest method over the estimated lives of the underlying loans.

LOANS HELD FOR SALE are stated at lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. Valuation adjustments are charged against noninterest income.

PREMISES AND EQUIPMENT - Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, generally 20 to 30 years for buildings and 4 to 10 years for furniture, fixtures and equipment. Leasehold improvements are amortized on the straight-line basis over the period of the leases or the estimated useful lives, whichever is shorter. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to operations as incurred.

OTHER REAL ESTATE OWNED - Real estate properties acquired through, or in lieu of, foreclosure are expected to be sold and are recorded at the date of foreclosure at the lower of the recorded investment in the property or its fair value less estimated costs to sell (fair value) establishing a new cost basis through a charge to allowance for loan losses, if necessary. Any subsequent write-downs are recorded as a valuation allowance and charged against operating expenses. Operating expenses of such properties, net of related income, are included in noninterest expenses and gains and losses on their disposition are included in noninterest income or noninterest expense.

GOODWILL AND CORE DEPOSIT INTANGIBLES - In November 1997, the Bank purchased four additional branches. As a result of this acquisition the Bank recorded goodwill and core deposit intangibles which are being amortized over 15 and 25 years, respectively, by the straight-line method.

ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES - The Bank originates and sells residential mortgage loans to the Federal National Mortgage Association (FNMA) and others. The Bank retains the servicing on all loans sold. Deferred origination fees and expenses are recognized at the time of sale in the determination of the gain or loss. To calculate the gain (loss) on sale of loans, the Bank's investment in a loan is allocated between the servicing retained and the loan, based on the relative fair value of each portion. The gain (loss) is recognized at the time of sale based on the difference between the sale proceeds and the allocated carrying value of the related loans sold. The fair value of the contractual servicing is reflected as a servicing asset which is amortized over the period of estimated net servicing income using a method approximating the interest method. The servicing asset is included in other assets, and is evaluated for impairment on a periodic basis.

INCOME TAXES - The Bank accounts for income taxes based on the asset and liability method. Deferred tax assets and liabilities are calculated by applying applicable tax laws to the differences between the financial statement basis and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

OTHER BORROWED FUNDS - Other borrowed funds consist of amounts borrowed from the Federal Reserve Bank (FRB) related to Treasury Tax and Loan notes and amounts borrowed from the Federal Home Loan Bank (FHLB) collateralized by certain real estate loans.

STOCK-BASED COMPENSATION - The Bank accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles board
(APB) No. 25, Accounting for Stock Issued to Employees. No compensation expense has been recognized in the financial statements for employee stock arrangements. The Company presents the required pro from disclosures of the effect of stock-based compensation on net income and earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation.

EARNINGS (LOSSES) PER SHARE - Basic earnings (losses) per share is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised and converted into common stock.

COMPREHENSIVE INCOME - The Bank reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income, which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from nonowner sources.

DISCLOSURES ABOUT SEGMENTS OF AND ENTERPRISE - The Bank's only operating unit is Six Rivers National Bank, a commercial bank, which primarily offers similar products to customers located in Humboldt, Mendocino, Trinity and Del Norte Counties in Northern California. Accordingly, management evaluates the Bank's performance as a whole and does not allocate resources based on the performance of different lending or transaction activities and reports its operations on the basis of a single business segment.

NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, Accounting For Derivative Instruments and Hedging Activities ("SFAS No. 133), which required adoption effective January 1, 2000. The adoption of SFAS No. 133 was delayed until January 1, 2001 with the issuance of SFAS No. 137 in June 1999. SFAS No. 133 requires companies to record all derivatives on the balance sheet at fair value. Changes in derivative fair values will either be recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and recorded as a component of accumulated comprehensive income in shareholders' equity until the hedged transactions occur and are recognized in earnings. Management has not completed its assessment of the effect the adoption of SFAS No. 133 will have on the financial statements of the Company.

2.       SECURITIES

At December 31, the amortized cost of securities and their approximate fair values are as follows:

                                                       Gross           Gross
                                       Amortized     Unrealized      Unrealized
                                         Cost          Gains           Losses        Fair Value
                                     ------------   ------------    ------------    ------------
December 31, 1999:
  Available for Sale Securities:
    U.S. Treasury Securities         $  1,474,945                   $     (8,527)   $  1,466,418
    Federal National Mortgage
      Associations notes               20,728,128   $     57,183        (422,115)     20,363,196
    Federal Home Loan
      Mortgage Corporation notes       15,916,146       (327,335)     15,588,811
    Corporate and other securities     16,930,547         21,489        (799,878)     16,152,158
    Obligations of foreign
      governments                         502,618          5,304                         507,922
    Other U.S. Government
      Agency securities                10,227,533          7,311        (818,551)      9,416,293
                                     ------------   ------------    ------------    ------------
                                     $ 65,779,917   $     91,287    $ (2,376,406)   $ 63,494,798
                                     ============   ============    ============    ============

  Held to Maturity Securities:
    Corporate and other securities   $  1,470,000   $               $    (88,200)   $  1,381,800
                                     ============   ============    ============    ============
December 31, 1998:
  Available for Sale Securities:
    U.S. Treasury Securities         $  1,499,180   $      9,454    $     (4,884)   $  1,503,750
    Federal National Mortgage
      Associations notes               22,565,802         21,114        (122,381)     22,464,535
    Federal Home Loan
      Mortgage Corporation notes       12,524,494         27,125         (20,287)     12,531,332
    Corporate and other securities     11,146,764         72,464         (74,206)     11,145,022
    Obligations of foreign
      governments                         507,106         21,644                         528,750
    Other U.S. Government
      Agency securities                11,608,043         46,951         (36,537)     11,618,457
                                     ------------   ------------    ------------    ------------
                                     $ 59,851,389   $    198,752    $   (258,295)   $ 59,791,846
                                     ============   ============    ============    ============
  Held to Maturity Securities:
    Corporate and other securities   $  1,485,000   $     14,850    $               $  1,499,850
                                     ============   ============    ============    ============

Gross realized gains on sales of available-for-sale securities was $10,992 in 1999. There were no gross realized gains on sales of securities or gross realized losses on sales of securities in 1998 and 1997.

Scheduled maturities of held-to-maturity and available-for-sale securities at December 31, 1999 are shown below. The Bank invests in collateralized mortgage obligations (CMOs) issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and Government National Mortgage Association. Actual maturities of CMOs and other securities may differ from contractual maturities because borrowers have the right to prepay mortgages without penalty or call obligations with or without call penalties. The Bank uses the "Wall Street" consensus average life at the time the security is purchased to schedule maturities of these CMOs and adjusts scheduled maturities periodically based upon changes in the "Wall Street" estimates.


                                       Held to Maturity Securities        Available for Sale Securities
                                      -----------------------------      ------------------------------
                                       Amortized
                                          Cost                                               Fair Value
                                       (Carrying           Fair           Amortized          (Carrying
                                        Amount)            Value             Cost             Amount)
                                      -----------       -----------      -----------        -----------
Due in one year or less                                                  $ 6,335,037        $ 6,293,930
Due from one year to five years                                           32,108,037         31,365,368
Due from five to ten years                                                14,346,900         13,858,000
Due after ten years                   $ 1,470,000       $ 1,381,800       12,989,943         11,977,500
                                      -----------       -----------      -----------        -----------
                                      $ 1,470,000       $ 1,381,800      $65,779,917        $63,494,798
                                      ===========       ===========      ===========        ===========

At December 31, 1999 and 1998, securities having carrying amounts of approximately $17,335,000 and $2,675,000 were pledged as collateral for treasury tax and loan balances, the U.S. Bankruptcy Court, and for other purposes required by law or contract.

3.       LOANS RECEIVABLE

The Bank's borrowers are primarily located in Humboldt, Mendocino, Trinity and Del Norte Counties. At December 31, 1999, approximately 61% of the Bank's loan portfolio is comprised of real estate mortgage loans of which 71% are principally one to four family residential mortgage loans and 29% is secured by commercial real estate. Approximately 19% of the Bank's loans are for commercial loans, which are not concentrated in any particular industry. Approximately 19% of the loan portfolio is comprised of installment and other loans. The remaining 1% of the portfolio are real estate construction loans. The Bank's service area has a concentration of timber related companies, and accordingly, the ability of some of the Bank's borrowers to repay loans may be affected by the performance of this sector of the economy. The Bank has an insignificant amount of direct timber-related loans. Virtually all loans are collateralized, and a significant portion have adjustable rates. Generally, real estate loans are secured by real property and other loans are secured by bank deposits, real estate and business or personal assets. Repayment is generally expected from the cash flow of the borrowers.

The major classifications of loans at December 31 are summarized as follows:

                                           1999               1998
                                       ------------       ------------
Commercial                             $ 21,097,353       $ 33,633,699
Real estate-commercial                   19,555,157         23,440,188
Real estate-mortgage                     48,613,044         19,830,777
Real estate-construction                  1,373,591          4,907,309
Installment and other                    21,296,792          8,090,896
                                       ------------       ------------
           Total loans                  111,935,937         89,902,869

Less: Allowance for loan loss            (2,346,179)        (2,801,779)
         Deferred loan fees                 (35,136)           (75,318)
                                       ------------       ------------
Net loans receivable                   $109,554,622       $ 87,025,772
                                       ============       ============

At December 31, 1999 and 1998, the Bank serviced real estate loans and loans guaranteed by the Small Business Administration which it had sold to the secondary market of $47,295,701 and $49,471,251, respectively.

Certain real estate loans receivable are pledged as collateral for available borrowings with the FHLB. Pledged loans totaled $16,437,242 and $5,784,367 at December 31, 1999 and 1998.

4.       ALLOWANCE FOR LOAN LOSSES AND IMPAIRED LOANS

A summary of the activity in the allowance for loan losses for the years ended December 31 is as follows:

                                            1999          1998          1997
                                        -----------   -----------   -----------
Balance at beginning of year            $ 2,801,779   $ 1,158,978   $   807,778
  Provision charged to operations           220,000     3,904,111     2,240,708
  Loans charged off, net of recoveries     (675,600)   (2,261,310)   (1,888,508)
                                        -----------   -----------   -----------
Balance at end of year                  $ 2,346,179   $ 2,801,779   $ 1,158,978
                                        ===========   ===========   ===========

At December 31, 1999 and 1998, the recorded investment in loans for which impairment has been recognized was approximately $2,399,984 and $3,137,188. The total allowance for loan losses related to those loans was $570,459 and $869,031 at December 31, 1999 and 1998. For the years ended December 31, 1999, 1998 and 1997 the average recorded investment in loans for which impairment has been recognized was approximately $2,768,586, $2,444,437 and $2,516,383. During the portion of 1999, 1998 and 1997 that the loans were impaired, the Bank recognized $14,322, $59,798, and $15,820 respectively, of interest income on such loans for cash payments received. The Bank uses the cash basis method of income recognition for impaired loans.

Included in the impaired loans are loans on nonaccrual status of $1,798,968, $2,895,617 and $2,823,945 at December 31, 1999, 1998 and 1997, respectively.
Foregone interest on nonaccrual loans was $226,623, $213,344 and $382,935 in 1999, 1998 and 1997, respectively. At December 31, 1999 and 1998, there were no commitments to lend additional funds to borrowers whose loans were restructured or classified as nonaccrual.

5.       PREMISES AND EQUIPMENT

Premises and equipment at December 31 are summarized as follows:

                                                       1999             1998
                                                   -----------      -----------
      Land                                         $   715,782      $   715,782
      Buildings                                      2,585,104        1,826,929
      Leasehold improvements                           190,959          190,959
      Furniture, fixtures and equipment              4,102,268        3,932,771
      Work in process                                    3,245          436,878
                                                   -----------      -----------
                                                     7,597,359        7,103,319
      Accumulated depreciation and amortization     (3,159,918)      (2,584,361)
                                                   -----------      -----------
      Premises and equipment, net                  $ 4,437,441      $ 4,518,958
                                                   ===========      ===========

6.       DEPOSITS

Included in interest-bearing and time, $100,000 and over, deposits are time deposits at December 31, 1999, with scheduled maturities as follows:

             2000                                    $56,907,354
             2001                                      6,998,653
             2002                                      2,580,930
             2003                                        300,230
             2004 and thereafter                         307,882
                                                     -----------
                                                     $67,095,049
                                                     ===========

7.       OTHER BORROWED FUNDS

Other borrowed funds at December 31, 1999 represent amounts borrowed from the Federal Reserve Bank and the Federal Home Loan Bank. Amounts borrowed from the FRB of $603,600 consist of Treasury Tax and Loan notes and generally are required to be repaid within 30 days from the transaction date and are not included in the schedule below. The amount borrowed from the FHLB of $638,079 bears interest at 6.55%, matures in 2005 and is collateralized by certain real estate loans. The Bank's noncancelable payments (principal and interest) related to this borrowing at December 31, 1999 are as follows:

             2000                                    $   116,079
             2001                                        116,079
             2002                                        116,079
             2003                                        116,079
             2004 and thereafter                         212,811
                                                     -----------
                                                     $   677,127
                                                     ===========

8.       INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31 are summarized as follows:

                                                1999        1998         1997
                                             ---------   ---------    ---------
      Currently payable:
        Federal                              $  47,008   $(266,788)   $  28,222
        State                                    6,259      34,327       (2,485)
                                             ---------   ---------    ---------
                 Total                          53,267    (232,461)      25,737

      Deferred:
        Federal                                527,413    (262,215)      43,921
        State                                  277,558    (256,755)     (44,132)
                                             ---------   ---------    ---------
                 Total                         804,971    (518,970)        (211)
                                             ---------   ---------    ---------
      Provision (benefit) for income taxes   $ 858,238   $(751,431)   $  25,526
                                             =========   =========    =========

A reconciliation of the federal statutory tax rate to the effective tax rate on income is as follows:

                                                     1999      1998      1997
                                                     ----      ----      ----
        Federal statutory tax rate                   35.0%    (35.0)%    35.0%
        State income taxes, net of federal benefit    9.0      (7.8)    (21.4)
        Other                                        (2.7)      2.7       4.2
                                                     ----      ----      ----
                                                     41.3%    (40.1)%    17.8%
                                                     ====      ====      ====

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The significant components of the Bank's net deferred tax asset (liability), included in other assets at December 31, were as follows:


                                                                  1999           1998
                                                              -----------    -----------
         Deferred tax assets:
           Allowance for loan losses                          $   570,190    $   724,789
           NOL and credit carryforwards                           560,707
           Securities marked to market for tax purposes            14,800         67,124
           Unrealized loss on securities available for sale       959,781         25,021
           Other                                                   29,413        204,117
                                                              -----------    -----------
                    Total deferred tax assets                 $ 2,135,891    $ 1,021,051
                                                              ===========    ===========
         Deferred tax liabilities:
           Deferred loan fee costs                            $  (234,065)   $  (221,676)
           Originated mortgage servicing rights                  (110,727)      (103,132)
           State taxes                                             (8,429)      (102,799)
           Purchase premium and startup costs                     (82,417)       (44,810)
           Depreciation                                           (22,774)       (20,895)
           FHLB stock dividends                                                  (10,493)
           Securities marked to market for tax purposes        (1,030,477)
                                                              -----------    -----------
                    Total deferred tax liabilities             (1,488,889)      (503,805)
                                                              -----------    -----------
         Deferred tax asset - net                             $   647,002    $   517,246
                                                              ===========    ===========

The Bank believes that it is more likely than not that it will realize the above deferred net tax asset in the future periods; therefore, no valuation allowance has been provided against its deferred tax assets.

9.       EARNINGS PER SHARE

There was no difference in the numerator used in the calculations of basic earnings per share and diluted earnings per share. The following reconciles the denominator used in the calculation of basic earnings (loss) per common share and diluted earnings per common and equivalent share for each of the years ended December 31, 1999. For the year ended December 31,1998, the effect of including outstanding options in the calculation for diluted earnings per share would be antidilutive as the Bank had a net loss. As a result, the effect of those outstanding options has not been included in the calculations.


                                                          1999          1998           1997
                                                      -----------   -----------    -----------
         Calculation of Basic Earnings Per Share:
           Numerator - net income (loss)              $ 1,215,558   $(1,124,717)   $   118,012
           Denominator - weighted average common
             shares outstanding                         1,467,507     1,453,094        712,093
                                                      -----------   -----------    -----------
         Basic Earnings (Loss) Per Share              $      0.83   $     (0.77)   $      0.17
                                                      ===========   ===========    ===========
         Calculation of Diluted Earnings Per Share:
           Numerator - net income (loss)              $ 1,215,558   $(1,124,717)   $   118,012
           Denominator:
             Weighted average common shares
               outstanding                              1,467,507     1,453,094        712,093
             Dilutive effect of outstanding options         8,377                       40,386
                                                      -----------   -----------    -----------
           Weighted average common shares-diluted       1,475,884     1,453,094        752,479
                                                      -----------   -----------    -----------
         Diluted Earnings (Loss) Per Share            $      0.82   $     (0.77)   $      0.16
                                                      ===========   ===========    ===========

10.      COMMITMENTS AND CONTINGENT LIABILITIES

The Bank is involved in certain legal actions arising from normal business activities. Management, based upon the advice of legal counsel, believes that the ultimate resolution of all pending actions will not have a material effect on the financial statements.

The Bank has operating leases for certain premises and equipment. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $192,864, $189,770, and
$144,127, respectively.

The following schedule represents the Bank's noncancelable future minimum scheduled lease payments for the McKinleyville and Garberville branch premises at December 31, 1999:

             2000                                    $  150,324
             2001                                       150,324
             2002                                       150,324
             2003                                       150,324
             2004 and thereafter                        524,676
                                                     ----------
                                                     $1,125,972
                                                     ==========

The Bank was contingently liable under standby letters of credit issued on behalf of its customers in the amount of $0 and $10,000 at December 31, 1999 and 1998. Commercial and consumer lines of credit, and real estate loans of approximately $11,508,264 and $14,279,000 were undisbursed at December 31, 1999 and 1998. These instruments involve, to varying degrees, elements of credit and market risk in excess of the amounts recognized in the balance sheet. The contractual or notional amounts of these transactions express the extent of the Bank's involvement in these instruments and do not necessarily represent the actual amount subject to credit loss. However, at December 31, 1999 and 1998, no losses are anticipated as a result of these commitments.

Loan commitments are typically contingent upon the borrower meeting certain financial and other covenants, and such commitments typically have fixed expiration dates and require payment of a fee. As many of these commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The bank evaluates each potential borrower and the necessary collateral on an individual basis. Collateral varies, but may include real property, bank deposits, debt securities, equity securities or business assets.

Standby letters of credit are conditional commitments written by the Bank to guarantee the performance of a customer to a third party. These guarantees are issued primarily relating to inventory purchases by the Bank's commercial and technology division customers, and such guarantees are typically short-term. Credit risk is similar to that involved in extending loan commitments to customers, and the Bank accordingly uses evaluation and collateral requirements similar to those for loan commitments. Virtually all of such commitments are collateralized.

11.      RELATED PARTY TRANSACTIONS

In the normal course of business, the Bank makes loans to directors, executive officers and principal shareholders on substantially the same terms, including interest rates and collateral, as comparable transactions with unaffiliated persons. Loan activity with directors, executive officers, principal shareholders and their associates for the year ended December 31 was as follows (renewals are reflected as new loans and repayments):

                                                 1999               1998
                                             -----------        -----------
        Balance, beginning of year           $ 1,238,460        $ 1,550,591
          Additions                            1,047,021            394,262
          Collections                           (488,198)          (706,393)
                                             -----------        -----------
        Balance, end of year                 $ 1,797,283        $ 1,238,460
                                             ===========        ===========

12.      STOCK BASED COMPENSATION

The Bank has a stock option plan under which directors, officers and employees may be granted options to purchase shares of common stock at a price not less than the fair market value on the date of grant. Options vest when granted.

Unexercised options expire 10 years from the date of grant, currently 2001 to 2009. The exercise price for all options outstanding at December 31, 1999 was $8.66 to $17.38 per share. Options for 26,397 shares remain available for grant under the plan.

A summary of stock options follows:

                                                                        Weighted
                                                                        Average
                                                              Stock     Exercise
                                                             Options     Price
                                                             -------    --------

       Outstanding and exercisable at January 1, 1997        102,729    $   9.73

       Options expired/canceled                                 (115)   $   9.05
       Options exercised                                      (3,102)   $   9.05
                                                             -------
       Outstanding and exercisable at December 31, 1997       99,512    $   9.76

       Options granted (weighted average fair value $7.42)    55,107    $  16.21
       Options expired/canceled                               (3,180)   $  16.78
       Options exercised                                     (31,200)   $  10.15
                                                             -------
       Outstanding and exercisable at December 31, 1998      120,238    $  12.43

       Options granted (weighted average fair value $6.32)     1,500    $  10.51
       Options expired/canceled                              (13,100)   $  17.38
       Options exercised                                     (14,486)   $  10.20
                                                             -------
       Outstanding and exercisable at December 31, 1999       94,152    $  12.07
                                                             =======

Information about stock options outstanding at December 31, 1999 is summarized as follows:

                                                       Weighted                  Weighted
                                                        Average                   Average
                                          Average      Exercise                  Exercise
            Range of                     Remaining     Price of                  Price of
            Exercises       Options     Contractual     Options      Options      Options
             Prices       Outstanding   Life (Years)  Outstanding  Exercisable  Exercisable
         ---------------  -----------   -----------   -----------  -----------  -----------
          $8.65 - $8.69      10,935         2.52        $  8.66       10,935        2.52
          $9.09 - $9.35      33,733         5.19        $  9.18       33,733        5.19
         $11.25 - $12.88     22,384         7.80        $ 11.63       22,384        7.80
             $17.38          27,100         8.25        $ 17.38       27,100        8.25

The Bank applies APB Opinion 25 and related interpretations in accounting for its stock option plan. Under the intrinsic value method no compensation cost has been recognized for its stock option grants. SFAS No. 123, Accounting for Stock-Based Compensation requires disclosure of pro forma net income and earnings per share had the Bank adopted the fair value method as of the beginning of 1996. Had compensation cost for the grants been determined based upon the fair value method, the Bank's net income and earnings per share would have been adjusted to the pro forma amounts indicated below.


                                                       1999          1998            1997
                                                   -----------   ------------    -----------
         Net income (loss):
           As reported                             $ 1,215,558   $ (1,124,717)   $   118,012
           Pro forma                               $ 1,206,558   $ (1,349,000)   $   118,012

         Basic earnings (loss) per common share:
           As reported                             $      0.83   $      (0.77)   $      0.17
           Pro forma                               $      0.82   $      (0.93)   $      0.17

         Diluted earnings (loss) per common and
           equivalent share:
           As reported                             $      0.82   $      (0.77)   $      0.16
           Pro forma                               $      0.82   $      (0.93)   $      0.16

No options were granted in 1997. The fair value of the options granted during 1999 and 1998 is estimated as $14,941 and $386,991, respectively, on the date of grant using a binomial option-pricing model with the following assumptions: no annual dividend, volatility of 26.3% and 22.7%, risk-free interest rate of 6.41% and 4.66%, assumed forfeiture rate of zero, and an expected life of ten years. The weighted average per share fair value of the 1999 and 1998 awards was $11.58 and $16.21, respectively.

13.      REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and, possibly, additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

The most recent notifications from the Federal Deposit Insurance Corporation for the Bank as of December 31, 1999 and 1998, categorized the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. During 1997, as a result of a regulatory examination, the OCC asserted that the Bank committed a lending limit violation. During the fourth quarter of 1997, the Bank charged off four loans in the amount of $799,942. The Board of Directors of the Bank voluntarily purchased two of the loans alleged to be in violation of the Bank's lending limit in the amount of $399,942 by providing additional paid-in capital to the Bank.

During 1998, as a result of a regulatory examination, the OCC asserted that the Bank committed a second lending limit violation regarding a loan that had been submitted to, but not yet received approval for, a guarantee by the United States Department of Agriculture (USDA). The Bank received approval for the guarantee from the USDA during February 1999.

On February 24, 1999, the Office of the Comptroller of the Currency notified the Bank that it would be required to enter into a Consent Order ("Order"). The Order requires that the Bank formulate and implement a plan to strengthen its policies and procedures relative to its loan administration, credit and collateral exceptions, classified assets, allowances for loan losses and violations of law related to lending limits. The Board of Directors has executed the Order. At that time, the Board adopted an action plan detailing the actions necessary to comply with the Order.

The Bank's capital ratios at December 31 are shown as follows:

                                                                                        To Be Categorized
                                                                                           As Well As
                                                                                           Capitalized
                                                                                           Under Prompt
                                                                For Capital             Correction Action
                                       Actual                Adequacy Purposes              Provisions
                                ---------------------     ----------------------     -----------------------
                                                            Minimum      Minimum        Minimum      Minimum
                                   Amount       Ratio        Amount       Ratio         Amount        Ratio
                                ------------    -----     ------------   -------     ------------    -------
As of December 31, 1999:
  Total capital                 $ 17,113,792    13.24%    $ 10,337,096     8.0%      $ 12,921,370     10.0%
    (to risk weighted assets)
  Tier I capital
    (to risk weighted assets)   $ 15,498,621    11.99%    $  5,168,548     4.0%      $  7,752,822      6.0%
  Tier I capital
    (to average assets)         $ 15,498,621     7.44%    $  8,329,780     4.0%      $ 10,412,225      5.0%

As of December 31, 1998:
  Total capital
    (to risk weighted assets)   $ 15,506,512    10.26%    $ 12,089,336     8.0%      $ 15,111,670     10.0%
  Tier I capital
    (to risk weighted assets)   $ 14,347,534     9.49%    $  6,044,668     4.0%      $  9,067,002      6.0%
  Tier I capital
    (to average assets)         $ 14,347,534     8.69%    $  6,606,098     4.0%      $  8,257,622      5.0%

Under federal and California state banking laws, dividends paid by the Bank in any calendar year may not exceed certain limitations without the prior written approval of the appropriate bank regulatory agency. At December 31, 1999, no amounts were available for dividends without prior approval of the Bank's regulators.

14.      FAIR VALUE OF FINANCIAL INSTRUMENTS

The following are certain disclosures regarding the estimated fair value of financial instruments for which it is practicable to estimate. Although management uses its best judgment in assessing fair value, there are inherent weaknesses in any estimating technique that may be reflected in the fair values disclosed. The fair value estimates are made at a discrete point in time based on relevant market data, information about the financial instruments, and other factors. Estimates of fair value of instruments without quoted market prices are subjective in nature and involve various assumptions and estimates that are matters of judgment. Changes in the assumptions used could significantly affect these estimates. Fair value has not been adjusted to reflect changes in market conditions subsequent to December 31, 1999, therefore, estimates presented herein are not necessarily indicative of amounts which could be realized in a current transaction.

The carrying values of certain balance sheet financial instruments approximated their fair value at December 31, 1999. These financial instruments include cash and cash equivalents, interest bearing deposits in other financial institutions, available-for-sale securities, FHLB, federal reserve and other securities, federal funds repurchased and other borrowed funds. Fair values are estimated to approximate carrying values for these financial instruments as they are short-term in nature, carrying value approximates fair value or are receivable of payable on demand.

The following estimates and assumptions were used as of December 31, 1999 and 1998 to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

      (a) CASH AND CASH EQUIVALENTS AND INTEREST BEARING DEPOSITS IN OTHER FINANCIAL INSTITUTIONS - The carrying amount represents a reasonable estimate of fair value.

      (b) SECURITIES - Held to maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Available for sale securities are carried at fair value, FHLB, federal reserve and other securities are based on the carrying amount which represents a reasonable estimate of fair value.

      (c) LOANS RECEIVABLE AND LOANS HELD FOR SALE - Commercial loans, residential mortgages, and construction loans, are segmented by fixed and adjustable rate interest terms, by maturity, and by performing and nonperforming loans and loans held for sale.

            The fair value of performing loans is estimated by discounting contractual cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Assumptions regarding credit risk, cash flow, and discount rates are judgmentally determined using available market information. The fair value of loans held for sale is estimated based on current market information for similar loans.

            The fair value of nonperforming loans and loans delinquent more than 30 days is estimated by discounting estimated future cash flows using current interest rates with an additional risk adjustment reflecting the individual characteristics of the loans.

      (d) DEPOSIT LIABILITIES - Noninterest bearing and interest bearing demand deposits and savings accounts are payable on demand and are assumed to be at fair value. Time deposits are based on the discounted value of contractual cash flows. The discount rate is based on rates currently offered for deposits of similar size and remaining maturities.

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

      (e) OTHER BORROWED FUNDS - The fair value of other borrowed funds is estimated by discounting the contractual cash flows using the current interest rate at which similar borrowing for the same remaining maturities could be made.

      (f) COMMITMENTS TO FUND LOANS/STANDBY LETTERS OF CREDIT - Commitments are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The differences between the carrying value of commitments to fund loans or stand by letters of credit and their fair value is not significant and, therefore, not included in the following table.

The estimated fair values of the Bank's financial instruments as of December 31 are as follows:

                                                                1999
                                                  ------------------------------
                                                    Carrying            Fair
                                                     Amount             Value
                                                  -----------        -----------
        FINANCIAL ASSETS:
          Held to maturity securities               1,470,000          1,381,000
        Loans receivable and loans
          held for sale                           112,807,322        108,190,601

        FINANCIAL LIABILITIES:
          Deposits                                177,435,648        177,372,171


15.      RETIREMENT AND DEFERRED COMPENSATION PLANS

In 1999, the Company initiated a retirement plan covering key executives. This plan is a nonqualified defined benefit plan and is unsecured and unfunded. The Company has purchased insurance on the lives of the participants and intends to use the cash values of these policies ($576,685 at December 31, 1999) to pay the retirement obligations. The accrued pension obligation of $42,020 as of December 31, 1999, is included in other liabilities, is equal to the projected benefit obligation and the amount of service cost to date. The net periodic pension cost was determined using the following assumptions of a discount rate of 4.64% and a rate of compensation increase of 6.00%.

16.      PLAN OF ACQUISITION AND MERGER

October 4, 1999, the Company entered into a Plan of Acquisition and Merger
(Plan) with North Valley Bancorp (NVB). Under the terms of the agreement, NVB will acquire all the outstanding common stock of the Company in exchange for shares of NVB's common stock at an exchange ratio defined by a formula in the Plan. The merger, which is expected to close in the second quarter of 2000, is subject to the approval of each company's shareholders, various regulatory agencies and other conditions that need to be met.

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